SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MAXYGEN, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Maxygen, Inc.

515 Galveston Drive

Redwood City, California 94063

May 11, 2004

To Our Stockholders:

I am pleased to invite you to attend the 2004 Annual Meeting of Stockholders of Maxygen to be held at the offices of Maxygen, 200 Saginaw Drive, Redwood City, California 94063, on Tuesday, June 22, 2004, at 9:00 a.m. local time.

The matters that we expect to act upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

The Board of Directors appreciates and encourages stockholder participation in Maxygen’s affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. You may also vote via the telephone or over the Internet, as described on the enclosed proxy and in the enclosed Proxy Statement. Returning the proxy or voting over the telephone or Internet does not deprive you of your right to attend the meeting and to vote your shares in person.

We thank you for your support and look forward to seeing you at the meeting.

Sincerely,

/s/ Russell J. Howard

Russell J. Howard

Chief Executive Officer

Maxygen, Inc.

515 Galveston Drive

Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2004

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxygen, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 22, 2004, at 9:00 a.m. local time at the offices of the Company, 200 Saginaw Drive, Redwood City, California 94063 for the following purposes:

1.	To elect six directors of the Company, each to serve until the 2005 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

M.R.C. Greenwood	Russell J. Howard
Ernest Mario	Gordon Ringold
Isaac Stein	James R. Sulat

2.	To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 26, 2004 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Julian Stern

Julian Stern

Secretary

Redwood City, California

May 11, 2004

The proxy statement and the accompanying form of proxy are being mailed on or about May 11, 2004 in connection with the solicitation of proxies on behalf of the Board of Directors of Maxygen. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to vote your shares as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions on the proxy card. For specific instructions on voting, please refer to the instructions on the proxy card.

Maxygen, Inc.

515 Galveston Drive

Redwood City, CA 94063

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Maxygen, Inc., a Delaware corporation (the “Company” or “Maxygen”), for use at the Annual Meeting of Stockholders of the Company to be held on June 22, 2004 at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Maxygen, 200 Saginaw Drive, Redwood City, California 94063. The Company’s telephone number is (650) 298-5300.

These proxy solicitation materials, together with the Company’s 2003 Annual Report, are being mailed on or about May 11, 2004, to all stockholders of record on April 26, 2004.

Record Date

Stockholders of record at the close of business on April 26, 2004 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. On the Record Date, 35,013,773 shares of the Company’s common stock were issued and outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

Voting and Solicitation

Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date. Holders of common stock do not have cumulative voting rights. Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed. If you hold shares in your name and sign and return the proxy card without giving specific voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

For Shares Registered in the Name of a Broker or Bank

A number of brokers and banks are participating in a program through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 4:00 p.m., on June 21, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Solicitation

The Company will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. The Company will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock, beneficially owned by others to forward these materials to the beneficial owners of common stock. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

Quorum, Abstentions, and Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect members of the Company’s Board of Directors (the “Board”) to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. The size of the Board is presently set at six members. Accordingly, six nominees will be elected at the Annual Meeting to be the six directors of the Company. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Directors/Nominees

The names of the nominees and certain information about them, including their ages as of May 11, 2004, are set forth below:

Name of Nominee	Age	Position Held With the Company	Director Since
Russell J. Howard, Ph.D.	53	Chief Executive Officer & Director	1998

Isaac Stein(1)(2)	57	Director & Chairman of the Board	1996

M.R.C. Greenwood, Ph.D.(3)	61	Director	1999

Ernest Mario, Ph.D.(1)(2)	65	Director	2001

Gordon Ringold, Ph.D.(2)(3)	53	Director	1997

James R. Sulat (1)(3)	53	Director	2003

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.

Russell J. Howard, Ph.D., has served as the Company’s Chief Executive Officer and as a director since June 1998. Dr. Howard was elected the Company’s President and Chief Operating Officer in May 1997. Originally trained in biochemistry and chemistry, Dr. Howard has spent over 20 years studying infectious diseases, primarily malaria, and currently serves on the National Institutes of Health and USAID advisory panels for malaria vaccine development. Before joining the Company, Dr. Howard was from August 1994 to June 1996 the President and Scientific Director of Affymax Research Institute, an institute employing combinatorial chemistry and high throughput target screening to discover drug leads.

Isaac Stein has served as the Company’s Chairman of the Board of Directors since June 1998 and has been a director since May 1996. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc. a private investment firm. He is also the Chairman of the Board of Trustees of Stanford University and a director of American Balanced Fund, Inc. and The Income Fund of America, Inc.

M.R.C. Greenwood, Ph.D., has served as a director since February 1999. Dr. Greenwood has been Provost and Senior Vice President for Academic Affairs, University of California (UC) Office of the President, since April 2004. Before being named Provost, Dr. Greenwood was Chancellor of UC Santa Cruz from July 1996 to March 2004 and Dean of Graduate Studies and Vice Provost at UC Davis from July 1989 to July 1996. In addition, from November 1993 to May 1995, Dr. Greenwood took a leave from UC Davis to serve as Associate Director for Science in the White House Office of Science and Technology Policy. She is a member of the Institute of Medicine/National Academy of Sciences as well as a fellow and past President of the American Association for the Advancement of Science. Dr. Greenwood received her Ph.D. in physiology, developmental biology and neurosciences from Rockefeller University.

Ernest Mario, Ph.D., has served as a director since July 2001. Dr. Mario serves as the Chairman of the Board and Chief Executive Officer of Reliant Pharmaceuticals, LLC, a privately-held pharmaceutical company. Prior to this he was Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Mario was the Chairman and Chief Executive Officer of ALZA Corporation, a pharmaceutical company, until December, 2001. Prior to joining ALZA, Dr. Mario served as Chief Executive Officer of Glaxo Holdings plc, a pharmaceutical company, from May 1989 to March 1993, and as Deputy Chairman from January 1992 to March 1993. Dr. Mario is also a director of IntraBiotics Pharmaceuticals, Inc., Pharmaceutical Product Development, Inc. and Boston Scientific Corporation.

Gordon Ringold, Ph.D., has served as a director since September 1997. Since 1997, Dr. Ringold has served as Chairman and Chief Executive Officer of SurroMed, a biotechnology company focused on novel clinical databases. From March 1995 to February 2000, Dr. Ringold was Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Before serving as Chief Executive Officer, Dr. Ringold was the President and Scientific Director of Affymax Research Institute. Dr. Ringold received his Ph.D. in the laboratory of Dr. Harold Varmus, before joining the Stanford University School of Medicine, Department of Pharmacology, and serving as the Vice President and Director of the Institute for Cancer and Development Biology of Syntex Research.

James R. Sulat, has served as a director since October 2003. Mr. Sulat has been Senior Executive Vice President and Interim Chief Financial Officer of R.R. Donnelley & Sons Co., a diversified printing company, since February 2004. From April 2003 to February 2004, Mr. Sulat was Senior Executive Vice President of Moore Wallace Incorporated, also a diversified printing company, which was acquired by R.R. Donnelley. From April 1998 to April 2003, Mr. Sulat was Vice President and Chief Financial Officer of Chiron Corporation, a biotechnology company. Mr. Sulat is also a director of Vans, Inc., a shoe manufacturer.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD RECOMMENDS A VOTE IN

FAVOR OF EACH NAMED NOMINEE

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management directors as a group), any Board Committee or any Chair of any such Committee by U.S. mail or by e-mail. To communicate with the Board of Directors, any individual director or any group or Committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or Committee of directors by either name or title. If by U.S. mail, such correspondence should be sent c/o Corporate Secretary, Maxygen, Inc., 200 Penobscot Drive, Redwood City, CA 94063. E-mail messages should be sent to CorporateSecretary@maxygen.com.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or Committee to which the communication is addressed.

PROCESS FOR NOMINATING DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded biotechnology company; the individual’s understanding of the Company’s businesses; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes (e.g., financial experience, scientific experience) as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Committee may also retain search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. The Company’s Bylaws set forth the procedures a stockholder must follow to nominate directors. For a stockholder to nominate a candidate for director at the 2005 Annual Meeting of Stockholders notice of the nomination must be received by the Company prior to February 23, 2005. The notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected). The Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. The notice must be timely given to the Corporate Secretary of the Company, whose address is 200 Penobscot Drive, Redwood City, CA 94063. The Company’s Bylaws are set forth in the “About the Company—Corporate Governance” section of the Company’s website at www.maxygen.com. Copies of the Company’s Bylaws may also be obtained by writing to the Corporate Secretary at the above address.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board currently consists of six members. With the exception of Dr. Howard, our Chief Executive Officer, all members of the Board are “independent” as defined under the Securities Exchange Act of 1934 (the “Exchange Act”) and the listing standards of the Nasdaq National Market. The Board met five times during 2003, and acted by written consent twice. No nominated director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

James R. Sulat, Isaac Stein and Ernest Mario are the current members of the Company’s Audit Committee. The Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Mr. Sulat joined the Audit Committee and became its Chairman on January 1, 2004. Gordon Ringold served on the Audit Committee until December 31, 2003. All members of the Audit Committee are “independent” as defined under the Exchange Act and the listing standards of the Nasdaq National Market. The Audit Committee met four times during 2003. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) is directly responsible for the appointment, compensation and oversight of the Company’s independent auditors, (ii) reviews, prior to publication, the Company’s annual financial statements with management and the Company’s independent auditors; (iii) reviews with the Company’s independent auditors the scope, procedures and timing of the annual audits; (iv) reviews the Company’s accounting and financial reporting principles and practices; (v) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (vi) reviews the scope of other auditing services to be performed by the independent auditors; (vii) reviews the independence and effectiveness of the Company’s independent auditors and their significant relationships with the Company; (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit Committee charter on an annual basis; (x) reviews with management and the Company’s independent auditors quarterly financial results, and the results of any significant matters identified as a result of the auditor’s review procedures, prior to filing any Form 10-Q; and (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit Committee deems appropriate. The Board has adopted an Audit Committee Charter, which is set forth in the “About the Company—Corporate Governance” section of the Company’s website at www.maxygen.com.

Isaac Stein, Ernest Mario and Gordon Ringold are the current members of the Company’s Compensation Committee. The Compensation Committee met four times during 2003 and acted by unanimous consent twice. The Compensation Committee reviews and approves all compensation programs applicable to directors and executive officers, the overall strategy for employee compensation, and goals and objectives relative to the compensation of the Company’s Chief Executive Officer (“CEO”). In addition, the Compensation Committee reviews the performance of the CEO on an annual basis and prepares the Compensation Committee Report for inclusion in the Company’s proxy statement. All members of the Compensation Committee are “independent” as defined under the Exchange Act and the listing standards of the Nasdaq National Market. The Board has adopted a Compensation Committee Charter, which is set forth in the “About the Company—Corporate Governance” section of the Company’s website at www.maxygen.com.

M.R.C. Greenwood, Gordon Ringold and James R. Sulat are the current members of the Company’s Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee was established in June 2003 and met once during 2003. The Corporate Governance and Nominating Committee makes recommendations to the Board as to the appropriate size of the Board or any Board committee and reviews the qualifications of candidates for the Board of Directors (including those proposed by stockholders) and makes recommendations to the Board of Directors on potential Board members (whether created by vacancies or as part of the annual election cycle). In addition, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board and management and considers conflicts of interest involving executive officers or Board members. Stockholders wishing to submit recommendations for our 2005 Annual Meeting should submit their proposals to the Corporate Governance and Nominating Committee care of our Corporate Secretary in accordance with the time limitations, procedures and requirements described in the Section entitled “Stockholder Proposals” below. All members of the Corporate Governance and Nominating Committee are “independent” as defined under the Exchange Act and the listing standards of the Nasdaq National Market. The Board has adopted a Corporate Governance and Nominating Committee Charter, which is set forth in the “About the Company—Corporate Governance” section of the Company’s website at www.maxygen.com.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

The Company encourages all directors to attend each annual meeting of stockholders. In furtherance of this policy and to maximize the attendance of directors, beginning with the 2004 Annual Meeting, the Company intends to schedule annual meetings of stockholders on the same day, and in the same location, as a regularly scheduled meeting of the Board. One director attended the 2003 annual meeting of stockholders.

DIRECTOR COMPENSATION

Prior to July 2003, our directors received no cash compensation for their service as a director, although they were reimbursed for their reasonable expenses for attending Board and Committee meetings. In July 2003, the Compensation Committee reviewed and revised the director compensation structure to add a cash compensation component. Beginning in July 2003, nonemployee directors are paid a retainer of $15,000 per year. Each nonemployee director also receives a meeting fee of $1,250 for each regularly scheduled Board meeting. In addition the Chairman of the Audit Committee receives an additional retainer of $5,000 per year. No additional amounts are currently payable for committee participation or special assignments. As was the case prior to July 2003, nonemployee directors continue to receive nondiscretionary, automatic grants of options to purchase 20,000 shares of Company common stock upon joining the Board and nondiscretionary, automatic grants of options to purchase 5,000 shares of Company common stock each year pursuant to the Maxygen 1999 Nonemployee Directors Stock Option Plan. The initial grants vest as to 25% of the underlying shares on each of the first four anniversaries of the date of grant while the subsequent grants vest in full on the first anniversary of the date of grant, in each case provided the director continues as a director of Maxygen. Each option granted to a nonemployee director will vest in full immediately and automatically upon a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Company’s Compensation Committee is currently, or has ever been at any time since the Company’s formation, one of the Company’s officers or employees, nor has any executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004. The Company is submitting the Audit Committee’s selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since December 1998. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2002, and December 31, 2003, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2002	2003
Audit fees(1)	$286,357	$357,753
Audit related fees(2)	1,138	11,000
Tax fees(3)	93,391	129,390
All other fees	—	—

Total	$380,887	$498,143

(1)	Audit fees consisted of professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements, review of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and consultation regarding financial accounting and reporting standards.
(2)	Audit related fees consisted principally of, in 2002, assistance in Denmark with regard to a regulatory filing and in 2003, consultations regarding the implementation of various regulatory requirements.
(3)	Tax fees consisted of professional services rendered by Ernst & Young LLP related to tax compliance and reporting, including expatriate tax consulting and preparation.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with Securities and Exchange Commission (“SEC”) policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including consultation regarding financial accounting and/or reporting standards.

2.    Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.    Tax services include all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.    Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all audit-related, tax and other services rendered in 2003 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

Beginning with the first quarter of 2003, the Company has disclosed all approved non-audit engagements during a quarter in the appropriate quarterly report on Form 10-Q or annual report on Form 10-K.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

AUDIT COMMITTEE REPORT(1)

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has received the letter from the independent accountants required therein. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Board has also approved the Audit Committee’s selection of the Company’s independent auditors.

AUDIT COMMITTEE

James Sulat (Chairman)

Ernest Mario

Isaac Stein

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of March 31, 2004 by (i) each stockholder that is known by the Company to beneficially own more than 5% of the common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and nominee and (iv) all executive officers and current directors as a group.

Percentage of ownership is based upon 35,001,560 shares outstanding as of March 31, 2004. Beneficial ownership is calculated based upon SEC requirements. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2004 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is c/o Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
GlaxoSmithKline plc(1) 980 Great West Road Brentford, Middlesex TW8 9GS, England	6,554,849	18.7%

R.A. Investment Group(2) 200 West Madison, Suite 2500 Chicago, Illinois 60606	2,279,485	6.5

Russell J. Howard(3)	1,454,650	4.2

Simba Gill(4)	929,260	2.7

Lawrence W. Briscoe(5)	518,309	1.5

Michael Rabson(6)	546,336	1.6

John Bedbrook(7)	210,037	*

Isaac Stein(8)	1,920,697	5.5

M.R.C. Greenwood(9)	30,250	*

Ernest Mario(10)	62,964	*

Gordon Ringold(11)	1,891,627	5.4

James R. Sulat(12)	20,000	*

All current directors and executive officers as a group (12 persons)(13)	6,374,905	17.0

*	Less than 1% of Maxygen’s outstanding common stock.
(1)	Consists of 6,498,599 shares held by Glaxo Group Limited and 56,250 shares held by GlaxoSmithKline Services Unlimited, in each case for the benefit of GlaxoSmithKline plc. GlaxoSmithKline plc, Glaxo Group Limited and GlaxoSmithKline Services Unlimited are under common control. Based solely upon a Schedule 13G filed with the SEC on February 11, 2000, as amended by Amendment No. 1 thereto, filed with the SEC on July 10, 2001 and Amendment No. 2 thereto, filed with the SEC on February 13, 2004.
(2)	Based solely upon a Schedule 13G filed with the SEC on April 6, 2001.

(3)	Includes 560,729 shares held by the Russell J. Howard & Maureen C. Howard Trust, of which Dr. Howard is a trustee and 1,439 shares held by the Maxygen 401(k) Plan. Also includes 885,799 shares that are subject to options that are exercisable within 60 days of March 31, 2004.
(4)	Includes 465,205 shares that are subject to options that are exercisable within 60 days of March 31, 2004.
(5)	Consists of 1,576 shares held by the Maxygen 401(k) Plan and 516,733 shares subject to options exercisable within 60 days of March 31, 2004.
(6)	Includes 359,100 shares held by the Rabson/Moritz Family Trust, of which Dr. Rabson is a trustee and 1,517 shares held by the Maxygen 401(k) Plan. Also includes 179,230 shares that are subject to options that are exercisable within 60 days of March 31, 2004.
(7)	Includes 1,392 shares held by the Maxygen 401(k) Plan and 196,038 shares that are subject to options that are exercisable within 60 days of March 31, 2004.
(8)	Includes 1,333,333 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Mr. Stein is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 497,386 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee. Includes 20,000 shares subject to immediately exercisable options, 5,000 of which would be subject to a Maxygen right of repurchase.
(9)	Consists of 30,250 shares subject to immediately exercisable options, 5,000 of which would be subject to a Maxygen right of repurchase.
(10)	Includes 60,000 shares subject to immediately exercisable options, 30,000 of which would be subject to a Maxygen right of repurchase.
(11)	Includes 1,333,333 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 474,231 shares held by the Gordon Ringold and Tanya Zarucki Trust, of which Dr. Ringold is a trustee. Includes 20,000 shares subject to immediately exercisable options, 5,000 of which would be subject to a Maxygen right of repurchase.
(12)	Consists of 20,000 shares that are subject to immediately exercisable options, all of which would be subject to a Maxygen right of repurchase.
(13)	Includes shares included pursuant to notes (3)-(12). Also includes 182,982 shares that are subject to options that are exercisable within 60 days of March 31, 2004.

EXECUTIVE OFFICERS

Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of May 11, 2004:

Name of Executive Officer	Age	Position Held With the Company
Russell J. Howard, Ph.D.	53	Chief Executive Officer & Director

Simba Gill, Ph.D.	40	President

Lawrence W. Briscoe	59	Chief Financial Officer and Senior Vice President

Michael Rabson, Ph.D.	50	General Counsel and Senior Vice President

John Bedbrook, Ph.D.	54	President of Verdia, Inc.

R. Paul Spence, D. Phil.	47	Senior Vice President

Elliot Goldstein, M.D.	52	Senior Vice President

Russell J. Howard’s biography is set forth under the heading “Proposal 1—Election of Directors”.

Simba Gill, Ph.D., has served as our President since April 2000. Dr. Gill joined us in July 1998 as Chief Financial Officer and Senior Vice President of Business Development. Before joining Maxygen, Dr. Gill was, from November 1996 to July 1998, Vice President of Business Development at Megabios Corp., a biotechnology research and development company. From November 1995 to November 1996, Dr. Gill was Director of Business Development at Systemix, Inc., a biotechnology research and development company. Before joining Systemix, Dr. Gill held a variety of positions at Boehringer Mannheim, a pharmaceutical company, including Global Product Manager for erythropoietin, Manager of Corporate Business Development and Director of new diagnostics program management. Dr. Gill received his Ph.D. in immunology at King’s College, London University in collaboration with the U.K. biotechnology company Celltech, and his M.B.A. from INSEAD in Fontainbleau, France.

Lawrence W. Briscoe joined Maxygen in November 2000 as Chief Financial Officer and Senior Vice President. From July 1994 until November 2000, Mr. Briscoe was Chief Financial Officer and Vice President, Finance and Administration of Catalytica, Inc., a company engaged in the application of expertise in catalytic technologies to the pharmaceutical and energy industries. Before joining Catalytica, he held various executive and financial positions, including President, Chief Operating Officer and Director at Brae Corporation, Vice President of Corporate Development at Transamerica Corp. and Chief Executive Officer of United States Commercial Telephone Corp. Mr. Briscoe has a M.B.A. from Stanford University, an M.S. in business from the University of Southern California and a B.S. in electrical engineering from the University of Missouri.

Michael Rabson, Ph.D., joined us in September 1999 as General Counsel and Senior Vice President. Before joining Maxygen, from February 1996 to September 1999, Dr. Rabson was a member of Wilson Sonsini Goodrich & Rosati, P.C. Dr. Rabson received his Ph.D. in infectious disease epidemiology from Yale University and did a post-doctoral fellowship at the National Cancer Institute, National Institutes of Health. He was a patent examiner at the U.S. Patent and Trademark Office before he received his J.D. from Yale Law School.

John Bedbrook, Ph.D., joined Maxygen in November 1999 as President of Agriculture; he became President of Verdia, Inc., Maxygen’s wholly-owned agriculture subsidiary upon its formation in March 2002. Before joining Maxygen, Dr. Bedbrook was Chief Executive Officer of Plant Science Ventures and was Chief Technology Officer at SAVIA from February 1998 to October 1999. Before joining SAVIA, Dr. Bedbrook held several senior management positions including Executive Vice President of Research and Development and Co-President at DNA Plant Technology Corp. from 1988 to 1997. Dr. Bedbrook received his Ph.D. in molecular biology from the University of Auckland in New Zealand.

R. Paul Spence, D. Phil., joined Maxygen in July 2002 as Senior Vice President, Research and Development. Prior to joining Maxygen, from 2000, Dr. Spence was Vice President of Biotechnology at Pharmacia Corporation, a pharmaceutical company. Before the merger with Pharmacia Upjohn, which lead to the creation of Pharmacia, Dr. Spence served Monsanto Company and its subsidiary Searle Pharmaceutical as Head of Biotechnology and in other capacities from 1998 to 2000. From 1992 to 1998, Dr. Spence worked in various capacities at Wyeth-Ayerst and Xenova. Dr. Spence received his D.Phil. in molecular virology from Oxford University in the U.K.

Elliot Goldstein, M.D., joined Maxygen in February 2003 as Senior Vice President, Clinical Development and Danish Operations. Prior to joining Maxygen, Dr. Goldstein was Chief Executive Officer of British Biotech, a pharmaceutical research and development company, from September 1998 to November 2002. Prior to joining British Biotech, Dr. Goldstein was, from 1994 to 1998, Senior Vice President, Worldwide Strategic Product Development at SmithKline Beecham, a pharmaceutical company. Prior to joining SmithKline Beecham, Dr. Goldstein held a variety of senior level positions at Sandoz, a pharmaceutical company, in France, Switzerland and the U.S. including Vice President, Clinical Research and Development at Sandoz Research Institute. Dr. Goldstein obtained his M.D. from the University of Aix-Marseille, France.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company during 2001, 2002 and 2003 to its Chief Executive Officer and to its four other most highly compensated executive officers (the “named executive officers”).

	Annual Compensation						Long-Term Compensation		All Other Compensation(2)
	Year	Salary	Bonus(1)	Other Annual Compensation			Awards
Name and Position							Number of Securities Underlying Options
Russell J. Howard Chief Executive Officer and Director	2003 2002 2001	$420,000 396,550 385,000	$105,000 59,483 57,750	$	— — —		400,000 178,752 143,750		$8,242 6,742 6,975

Simba Gill President	2003 2002 2001	339,900 339,900 330,000	84,975 50,985 49,500		42,313 — —	(3)	300,000 157,500 122,500		20,478 486 486

Lawrence W. Briscoe Chief Financial Officer and Senior Vice President	2003 2002 2001	310,000 310,000 280,000	77,500 46,500 42,000		— — —		275,000 140,596 175,000		9,322 8,322 7,572

Michael Rabson General Counsel and Senior Vice President	2003 2002 2001	317,240 317,240 308,000	79,310 47,586 46,200		— — —		175,000 88,216 25,000		8,242 6,310 6,060

John Bedbrook President, Verdia, Inc.	2003 2002 2001	309,000 309,000 300,000	83,430 54,075 54,000		— — —		— 42,500 12,500	(4)	7,242 6,742 6,492

(1)	All 2003 bonuses represent amounts paid in 2003 and 2004 for services rendered in 2003; all 2002 bonuses represent amounts paid in 2003 for services rendered in 2002; all 2001 bonuses represent amounts paid in 2002 for services rendered in 2001.
(2)	Represents (i) in the case of Dr. Howard group term life insurance premiums of $1,242 for 2003 and 2002 and $1,725 for 2001 and Company contributions under the Company’s 401(k) Plan valued at $7,000 for 2003, $5,500 for 2002 and $5,250 for 2001, (ii) in the case of Dr. Gill group term life insurance premiums of $486 for 2003, 2002 and 2001, goods and services differential payment of $12,492 in 2003 and relocation expenses of $7,500 paid in 2004 for relocation expenses incurred in 2003, (iii) in the case of Mr. Briscoe group term life insurance premiums of $2,322 for 2003, 2002 and 2001 and Company contributions under the Company’s 401(k) Plan valued at $7,000 for 2003, $6,000 for 2002 and $5,250 for 2001, (iv) in the case of Dr. Rabson group term life insurance premiums of $1,242 for 2003 and $810 for 2002 and 2001 and Company contributions under the Company’s 401(k) Plan valued at $7,000 for 2003, $5,500 for 2002 and $5,250 for 2001 and (v) in the case of Dr. Bedbrook paid group term life insurance premiums of $1,242 for 2003, 2002 and 2001 and Company contributions under the Company’s 401(k) Plan valued at $6,000 for 2003, $5,500 for 2002 and $5,250 for 2001.
(3)	Consists of housing costs paid by Maxygen in connection with Dr. Gill’s secondment in Denmark.
(4)	Dr. Bedbrook received an option to purchase 380,000 shares of Verdia, Inc. common stock in 2003 pursuant to the 2003 Verdia Stock Plan. Verdia is a wholly-owned subsidiary of Maxygen, Inc.

Stock Options Granted in 2003

The following table sets forth information with respect to Company stock options granted during 2003 to each of the named executive officers. All options were nonqualified stock options granted under the Company’s 1997 Stock Option Plan. All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant. Except as noted below, the options vest as to  1/6 of the underlying shares on July 1, 2003 and as to  1/36 of the underlying shares monthly thereafter beginning August 1, 2003. The option vesting will accelerate in full in certain circumstances after a change in control of the Company. See “Employment Contracts and Termination of Employment and Change of Control Arrangements”.

The percentage of options granted is based on an aggregate of 2,849,869 options granted by the Company during 2003 to the Company’s employees, including the named executive officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the ten-year option terms. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term, in each case without discounting to net present value and before income taxes associated with the exercise, are provided in accordance with SEC rules and do not represent the Company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the period.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Russell J. Howard	200,000 100,000 100,000	7.0 3.5 3.5	$7.40 7.29 10.76	1/16/2013 3/31/2013 6/30/2013	$930,764 458,464 676,691	$2,358,739 1,161,838 1,714,867

Simba Gill(1)	150,000 75,000 75,000	5.3 2.6 2.6	7.40 7.29 10.76	1/16/2013 3/31/2013 6/30/2013	698,073 343,848 507,518	1,769,054 871,379 1,286,150

Lawrence W. Briscoe	137,500 68,750 68,750	4.8 2.4 2.4	7.40 7.29 10.76	1/16/2013 3/31/2013 6/30/2013	639,900 315,194 465,225	1,621,633 798,764 1,178,971

Michael Rabson	87,500 43,750 43,750	3.1 1.5 1.5	7.40 7.29 10.76	1/16/2013 3/31/2013 6/30/2013	407,209 200,578 296,052	1,031,948 508,304 750,254

(1)	Option grants to Dr. Gill during 2003 vest as to 1/3 of the underlying shares on January 1, 2004 and as to 1/36 of the underlying shares monthly thereafter beginning February 1, 2004.

Dr. Bedbrook received an option to purchase 380,000 shares of Verdia common stock in 2003 pursuant to the 2003 Verdia Stock Plan. The option has an exercise price of $0.40 per share and expires on January 22, 2013. The option vests as to  1/4 of the underlying shares on January 1, 2004 and as to  1/48 of the underlying shares monthly thereafter beginning February 1, 2004.

Aggregated Option Exercises in 2003 and Fiscal-Year End Option Values

The following table sets forth certain information regarding exercised stock options during 2003 and unexercised options held as of December 31, 2003 by each of the named executive officers. Value realized is based on the fair market value of the Company’s common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer. The Company granted all options under its 1997 Stock Option Plan. The option vesting will accelerate in full in certain circumstances after a change in control of the Company. See “Employment Contract and Termination of Employment and Change of Control Arrangements”. The value of unexercised in-the-money options are based on a value of $10.63 per share, the last reported sale price of the Company’s common stock on the Nasdaq National Market on December 31, 2003, minus the per share exercise price, multiplied by the number of shares underlying the option.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Russell J. Howard	—	$—	803,186	504,316	$3,297,501	$857,248
Simba Gill	—	—	315,464	509,536	75,653	817,241
Lawrence W. Briscoe	—	—	438,894	351,702	273,402	541,296
Michael Rabson	—	—	145,737	192,479	173,374	343,813
John Bedbrook	60,000	$278,500	191,610	28,390	458,611	22,195

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

AND CHANGE OF CONTROL ARRANGEMENTS

Employment Contracts

None of the named executive officers has an employment contract with the Company.

Termination of Employment Arrangements

Pursuant to the Company’s severance policy, if the employment of a named executive officer is involuntarily terminated by the Company because of a layoff or elimination of his or her position, the named executive officer is entitled to severance benefits consisting of (i) 13 weeks pay plus (ii) two weeks pay for each full year of service, which aggregate amount shall not exceed 26 weeks’ pay. In addition, the Company will pay the cost of the named executive officer’s COBRA premiums for up to three months after such termination. These severance benefits are not payable in the event the named executive officer is entitled to severance benefits under a Change of Control Agreement.

Change of Control Arrangements

In June 2001, the Finance Committee of the Board approved entry into Change of Control Agreements with each existing and future Section 16 Officer of the Company. For the purposes of this approval, “Section 16 Officer” means an “officer” of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act. The Change of Control Agreements provide the officers (each individually, an “Executive”) with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a Change of Control of the Company (as defined in the Change of Control Agreement).

The Change of Control Agreements provide that if within eighteen (18) months following the date of a Change of Control of the Company either (x) the Company terminates the Executive’s employment other than for cause, death or disability or (y) the Executive terminates his or her employment with the Company voluntarily with Good Reason (as defined below), then in each case: (i) the Executive shall be entitled to receive a lump sum payment equal to three times the Executive’s yearly base salary in effect on the date of termination (without giving effect to any reduction in base salary subsequent to a Change of Control that constitutes Good Reason), (ii) each of the Executive’s outstanding stock options shall have their vesting schedule accelerate in full as of the date of termination; and (iii) if on the date of termination the Executive is covered by any Company-paid health, disability, accident and/or life insurance plans or programs, the Company shall provide to the Executive benefits substantially similar to those that the Executive was receiving immediately prior to the date of termination (the “Company-Paid Coverage”) for up to three (3) years. In certain circumstances the benefits described above will be payable to the Executive upon cessation of employment with the Company (for any reason) that occurs after a certain period of time after the Change of Control of the Company.

The Change of Control Agreements also provide that if within eighteen (18) months following the date of a Change of Control of the Company the Executive’s employment with the Company is terminated as a result of death or disability, then in each case: (i) each of the Executive’s outstanding stock options, shall have their vesting schedule accelerated such that vesting shall occur as if the vesting had occurred on a monthly basis from the last date of vesting to the date of termination; and (ii) the Company will provide the Executive and family, if applicable, with health, disability, accident and/or life insurance benefits as described in the immediately preceding paragraph.

For the purposes of the Change of Control Agreements, “Good Reason” means: (i) any material reduction of the Executive’s duties, authority or responsibilities relative to the Executive’s duties, authority, or responsibilities as in effect immediately before such reduction, except if agreed to in writing by the Executive; (ii) a reduction by the Company in the base salary of the Executive, or of twenty-five percent (25%) or more in the target bonus opportunity of such Executive, as in effect immediately before such reduction, except if agreed to in writing by the Executive; (iii) the relocation of the Executive to a facility or a location more than thirty (30) miles from the Executive’s then present business location, except if agreed to in writing by the Executive; (iv) a material breach by the Company of any provision of the Change of Control Agreement or (v) any failure of the Company to obtain the assumption of the Change of Control Agreement by any successor or assign of the Company.

Prior to a Change of Control of the Company, the right to receive benefits under any Change of Control Agreement will automatically terminate on the date upon which the Executive ceases to be a Section 16 Officer, for any reason or no reason, as evidenced by the written resignation of such Executive, by action of the Board removing such Executive as a Section 16 Officer or otherwise.

Currently, the Company has entered into Change of Control Agreements as described above with Drs. Howard, Gill, Rabson and Spence and with Mr. Briscoe. The Company has also entered into a Change of Control Agreement substantially in the form provided above with Dr. Goldstein except that the severance benefits include a lump sum payment equal to two (2) times yearly base salary and the continuing employee benefits are limited to a maximum of two (2) years from the date of employment termination. Verdia, Maxygen’s wholly-owned agriculture subsidiary, has also entered into with Dr. Bedbrook, a Change of Control Agreement substantially in the form described for Dr. Goldstein, that is triggered by a change of control of Verdia (rather than a change of control of Maxygen).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

The Company’s executive compensation program has been administered by the Compensation Committee of the Board since September 1999. Prior to September 1999, compensation decisions and grants of stock options were made by the Board. The current members of the Compensation Committee are Isaac Stein (Chairman), Ernest Mario and Gordon Ringold, each of whom is (i) “independent” as defined under the Exchange Act and the listing standards of the Nasdaq National Market, (ii) a non-employee director within the meaning of Section 16 of the Exchange Act and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters and administers the Company’s 1997 Stock Option Plan, 1999 Employee Stock Purchase Plan, 2000 International Stock Option Plan and 2000 Non-Officer Stock Option Plan.

The Compensation Committee has furnished the following report on executive compensation. This report is being included pursuant to the Securities Exchange Commission rules designed to enhance disclosure of public companies’ executive compensation policies. This report addresses the Company’s policies for 2003 as they affected the Company’s Chief Executive Officer and its other executive officers, including the named executive officers.

Compensation Philosophy

The Company’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s stockholders. To support this philosophy, a significant portion of each executive’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives. The Company’s compensation policies and programs are designed to:

•	Attract, develop, reward and retain highly qualified and productive individuals;

•	Motivate executives to improve the overall performance of the Company, as well as any business segment for which the executive is responsible, and reward executives when specific results have been achieved;

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	Encourage accountability by adjusting salaries and incentive awards based upon each executive’s individual performance, potential and contribution;

•	Tie incentive awards to the performance of the Company’s common stock to further reinforce the linkage between the interests of the stockholders and the executives; and

•	Ensure compensation levels that are both externally competitive and internally equitable.

In furtherance of these goals, the Company’s executive compensation policies, plans and programs consist of base salary, cash bonuses, stock option grants and other benefits.

The Compensation Committee considers all elements of compensation and the Company’s compensation philosophy when determining individual components of pay. The Compensation Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Compensation Committee and the Company’s Human Resources staff, the Compensation Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The surveys include data from direct competitors of the Company and from other companies in the biotechnology industry with similar size and performance characteristics. Many of the companies included in these surveys are also included in the Nasdaq Biotechnology Index (see “Company Stock Price Performance”).

While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amounts are generally set in relation to the median total cash compensation level for comparable jobs in the marketplace. However, when the Company and/or its business segments meet or exceed financial and non-financial goals, or when the personal performance of an executive officer exceeds expectations, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels that are higher than the median levels for comparable jobs. Similarly, when the Company and/or its business segments fail to meet financial and/or non-financial goals, or when the personal performance of an executive does not meet expectations, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels that are lower than the median levels for comparable jobs. In addition, the Compensation Committee considers the absolute value of all compensation and each component of compensation (without reference to median industry compensation) in order to avoid unjustifiable increases or decreases based solely on changes in median industry compensation. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency.

The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above-average amount of the total compensation opportunity at risk and dependent upon Company and personal performance. In all cases, the Compensation Committee considers the total potential compensation payable to each executive when establishing or adjusting any element of his or her compensation package.

Executive Compensation Components

The Company’s executive compensation package consists primarily of the following components:

Base salary.    Executive base salaries are reviewed annually, and base salary levels are generally targeted at the median of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based upon such factors as the competitive environment, the executive’s experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The Compensation Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

Cash Bonus.    Executive officers are eligible to receive annual cash performance bonuses of between 0 to 50% of base salary, with the actual awards based upon a combination of Company and individual performance. Bonuses are awarded based upon individual achievement of goals and based upon the Company achieving specific milestones.

Stock Options.    The Compensation Committee views the grant of stock options to be a key long-term incentive reward program. Executives, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company’s stock option plans. Stock options are granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Vesting periods for the options are utilized to encourage retention of executives and reward long-term commitment to the Company. The Compensation Committee believes that, because options are granted with an exercise price equal to the market value of the common stock on the date of grant, they are an effective incentive for employees to create value for the Company’s stockholders and are an excellent means of rewarding executives who are in a position to contribute to the Company’s long-term growth and profitability. Although all executives are eligible to receive stock options, the award of any stock option grant, as well as the size of the grant each executive receives, is determined by the Compensation Committee. The Compensation Committee reviews with the Company’s Human Resources staff and the Chief Executive Officer (except in the case of his own stock option grants), and approves individual stock option grants for each of the Company’s executive officers, including the named executive officers. The amount of each executive’s stock option grant is determined by the Compensation Committee based upon the executive’s individual performance, the executive’s current compensation package, the value of the executive’s unvested stock options, comparable company and competitive company practices, and the Compensation Committee’s appraisal of the executive’s anticipated long-term future contribution to the Company. The stock options granted to the named executive officers in 2003 are set forth in the Summary Compensation and Stock Option Grant tables.

Benefits.    Benefits offered to executives serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are the same as those that are offered to the general employee population. The Compensation Committee believes that the compensation paid or payable pursuant to life insurance benefits and the benefit plans available to employees generally is competitive with the benefit packages offered by comparable employers. From time to time, the Company’s Human Resources staff obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Compensation Committee.

Chief Executive Officer Compensation

Dr. Howard’s compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the stockholders. A significant portion of his compensation, including stock options and cash bonus, is at risk. He does not have an employment contract. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Compensation Committee parallels the process and criteria used in establishing compensation levels for the other executives. The Company’s overall performance and Dr. Howard’s individual performance are critical factors in the Compensation Committee’s determination.

Dr. Howard’s base salary as of December 31, 2003 was $420,000. The cash bonus award paid to Dr. Howard for 2003 was $105,000. During 2003, he received stock option grants under the 1997 Stock Option Plan covering 400,000 shares. These options vest over three years. The Compensation Committee’s decisions regarding Dr. Howard’s stock option grants were based on its assessment of the importance of his leadership to the Company’s future business plans and his ability to enhance value for the Company’s stockholders, as well as its expectations for his future contributions in leading the Company.

Policy Regarding Section 162 of the Internal Revenue Code

Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s stockholders. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant. The Company ordinarily grants options only at fair market value. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee’s present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

COMPENSATION COMMITTEE

Isaac Stein (Chairman)

Ernest Mario

Gordon Ringold

COMPANY STOCK PRICE PERFORMANCE(1)

The following graph shows the cumulative total stockholder return of an investment of $100 in cash on December 16, 1999, the date the Company’s common stock began to trade on the Nasdaq National Market, through December 31, 2003 for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Total Return Analysis

	12/16/1999	12/31/1999	12/30/2000	12/31/2001	12/31/2002	12/31/2003
Maxygen, Inc.	100	443.75	153.13	109.81	47.63	66.44
Nasdaq Stock Market (U.S.) Index	100	109.70	66.16	52.51	36.30	54.28
Nasdaq Biotechnology Index	100	129.19	167.34	142.33	87.41	127.37

(1)	The material in this section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

Since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest, nor has any such person been indebted to the Company in an amount in excess of $60,000, other than (1) compensation and other arrangements, which are described under “Director Compensation”, “Executive Compensation” or “Employment Contracts and Termination of Employment and Change of Control Arrangements” and (2) the transactions described below.

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2005 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 is January 11, 2005. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations including a requirement that the Company receive notice of any proposal or nomination at least 120 days before the first anniversary of the 2004 Annual Meeting of Stockholders. The Company’s Bylaws are set forth in the “About the Company – Corporate Governance” section of the Company’s website at www.maxygen.com and may also be obtained by writing to our Corporate Secretary at 200 Penobscot Drive, Redwood City, California 94063.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during 2003.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this Proxy Statement and the accompanying Company Annual Report are being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of Company proxy statements and annual reports.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed in writing to Investor Relations, Maxygen, Inc., 200 Penobscot Drive, Redwood City, California 94063 or by telephone to Investor Relations, Maxygen, Inc. (650) 298-5300. Stockholders wishing to receive separate copies of Company proxy statements and annual reports in the future, and stockholders sharing an address that wish to receive a single copy of Company proxy statements and annual reports if they are receiving multiple copies of Company proxy statements and annual reports, should also direct requests as indicated in the preceding sentence.

ADDITIONAL INFORMATION

The Company’s Annual Report for the fiscal year ended December 31, 2003 is being mailed with this Proxy Statement to stockholders of the Company.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

/s/ Julian Stern

Julian Stern

Secretary

PROXY

MAXYGEN, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF MAXYGEN, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2004

The undersigned hereby appoints Lawrence W. Briscoe and Michael Rabson, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Maxygen, Inc. (the “Company”) to be held at 9:00 a.m. local time on Tuesday, June 22, 2004, at the offices of Maxygen, Inc., 200 Saginaw Drive, Redwood City, California 94063, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES AND FOR ALL OTHER PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY ALSO VOTE VIA THE TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

MAXYGEN, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Maxygen encourages you to take advantage of the new and convenient way to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying Proxy Statement and then follow these easy steps:

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/maxy

Vote-by-Telephone

Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

☒	Please mark

votes as in

this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SIX NOMINEES.

1.	Election of Directors

Nominees:	(01) M.R.C. Greenwood, (02) Russell J. Howard, (03) Ernest Mario, (04) Gordon Ringold, (05) Isaac Stein and (06) James R. Sulat

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐

☐

For all nominee(s) except as written above

2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Proxy. Only stockholders of record at the close of business on April 26, 2004 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE OR ☐ COMMENTS AND NOTE ON BACK	MARK HERE IF YOU PLAN TO ATTEND ☐ THE MEETING

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:	Date:	Signature:	Date: